Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 of DNA Precious Metals, Inc. of our report dated March 26, 2014, relating to the consolidated financial statements which appear in the Form 10-K for the year ended December 31, 2013.

/s/ KBL, LLP
New York, NY March 26, 2014